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                                                                     EXHIBIT 8.1

                  [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]





                                                December 20, 1996

Board of Directors
General Mills, Inc.
Number One General
  Mills Boulevard
Minneapolis, MN 55426

     Re:  Registration Statement on Form S-4
          of General Mills, Inc.

Ladies and Gentlemen:

     We are acting as special counsel to General Mills, Inc., a Delaware corporation (the "Corporation"), in connection with the above-captioned Registration Statement filed by the Corporation with the Securities and Exchange Commission (the "Registration Statement") with respect to the shares of Common Stock, par value $0.10 per share, of the Corporation (the "Corporation Common Stock") proposed to be issued in connection with the merger (the "Merger") of General Mills Missouri, Inc., a Missouri corporation and a wholly owned subsidiary of the Corporation ("General Mills Missouri"), with Ralcorp Holdings, Inc., a Missouri corporation ("Ralcorp"), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger by and among Ralcorp, the Corporation and General Mills Missouri, dated as of August 13, 1996 and amended as of October 25, 1996 (the "Merger Agreement").
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                  [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD]

General Mills, Inc.
December 20, 1996
Page 2



     In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of the Corporation and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein. We also note that the Registration Statement sets forth that General Mills and Ralcorp will not consummate the Merger unless they receive the Tax Opinions (as defined in the Registration Statement).

     Based upon and subject to the foregoing, and assuming that the Merger is a valid merger under applicable Missouri law, we confirm our opinion set forth under the heading "The Proposed Transactions -- Material Federal Income Tax Consequences" in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly, yours,

                                        /s/ Wachtell, Lipton, Rosen & Katz